Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL

FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of The Reserve Petroleum Company (the "Company") on Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Cameron R. McLain and James L. Tyler, Principal Executive Officer and Principal Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company for the quarter ended September 30, 2015.

November 12, 2015	/s/ Cameron R. McLain
Cameron R. McLain, President
(Principal Executive Officer)

/s/ James L. Tyler
James L. Tyler, 2nd Vice President
(Principal Financial Officer)